Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated September 28, 2026 relating to the financial statements of PowerBank Corporation (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended June 30, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

October 26, 2026